UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

THE TORO COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8649	41-0580470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Lyndale Avenue South Bloomington, Minnesota		55420
(Address of Principal Executive Offices)		(Zip Code)

(952) 888-8801

Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1—Registrant’s Business and Operations

Item 1.01Entry into a Material Definitive Agreement.

On March 19, 2019, The Toro Company (“Toro”) entered into a term loan credit agreement (the “Term Loan Credit Agreement”) with certain lenders, Bank of America, N.A., as administrative agent, (the “Administrative Agent”), and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as syndication agents (together, the “Syndication Agents”). The Term Loan Credit Agreement provides for an aggregate credit commitment of up to $500 million to Toro consisting of: (a) a three-year unsecured term loan credit facility up to an aggregate principal amount of $200 million (the “Three-Year Facility”) and (b) a five-year unsecured term loan credit facility up to an aggregate principal amount of $300 million (the “Five-Year Facility” and, collectively with the Three-Year Facility, the “Facilities”).

Subject to customary closing conditions, funds are available under the Term Loan Credit Agreement (a) to finance Toro’s acquisition of The Charles Machine Works, Inc. and its subsidiaries, including the payment of costs, fees and expenses related to such acquisition and (b) for general corporate purposes. Loans under the Facilities are available in U.S. Dollars.

In addition to certain initial fees payable to the Administrative Agent, the Syndication Agents and their respective affiliates, Toro is obligated to pay (a) an administrative agency fee to the Administrative Agent annually in advance and (b) beginning 90 days after the execution of the Term Loan Credit Agreement, provided that Toro has not requested that the lenders fund the loans under the Facilities, a ticking fee based on the daily average of undrawn commitments under the Facilities, which is payable to the lenders on the earlier of (i) the date the loans under the Facilities are funded and (ii) the termination or expiration of the commitments. At the option of Toro, any loan under the Facilities will bear interest at a variable rate generally based on LIBOR or an alternative variable rate based on the highest of the Bank of America prime rate, the federal funds rate or a rate generally based on LIBOR, in each case depending on the leverage ratio (as measured quarterly and defined as the ratio of (a) total indebtedness to (b) consolidated EBIT (earnings before interest and taxes) plus depreciation and amortization expense) and debt rating of Toro, each as identified in the Term Loan Credit Agreement. Interest is payable quarterly in arrears. Beginning with the last business day of the thirteenth (13th) calendar quarter ending after the loans under the Facilities are funded, Toro will make quarterly amortization payments on the Five-Year Facility equal to 2.50% of the aggregate principal amount of the loans funded under such Facility.

The Term Loan Credit Agreement contains customary covenants regarding Toro and its subsidiaries, including, without limitation: financial covenants, such as the maintenance of minimum interest coverage and maximum leverage ratios; and negative covenants, which, among other things, limit dividends, disposition of assets, consolidations and mergers, liens and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Term Loan Credit Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and insolvency proceedings, cross-defaults to certain other agreements, and change of control.

Bank of America Merrill Lynch, JPMorgan Chase Bank, N.A., and Wells Fargo Securities, LLC served as joint lead arrangers and joint bookrunners for the Facilities, for which they each received customary compensation. In addition, the Administrative Agent, the Syndication Agents and certain of the other lenders and their respective affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for Toro and its subsidiaries, for which service they have in the past received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing description of the Term Loan Credit Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 2—Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Section 1 – Registrant’s Business and Operations – Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Section 5—Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

Toro held its 2019 Annual Meeting of Shareholders on March 19, 2019. The final results of the shareholder vote on the business brought before the meeting were as follows:

	For	Against/ Withheld	Abstain	Broker Non-Votes
Proposal One—Election of four directors, each to serve for a term of three years ending at Toro’s 2022 Annual Meeting of Shareholders
Jeffrey L. Harmening	87,361,123	303,141	--	9,800,650
Joyce A. Mullen	87,178,145	486,119	--	9,800,650
Richard M. Olson	86,120,185	1,544,079	--	9,800,650
James C. O’Rourke	86,809,112	855,152	--	9,800,650

Proposal Two—Ratification of the selection of KPMG LLP as Toro’s independent registered public accounting firm for Toro’s fiscal year ending October 31, 2019	96,022,956	1,171,938	270,020	--

Proposal Three—Advisory approval of executive compensation	83,470,889	3,313,001	880,374	9,800,650

Each of the directors in Proposal One was elected by Toro’s shareholders by the required vote and each of Proposals Two and Three was approved by Toro’s shareholders by the required vote.

Regarding Toro’s other directors (i) each of Jeffrey M. Ettinger, Katherine J. Harless, and D. Christian Koch continue to serve as a director for a term ending at Toro’s 2020 Annual Meeting of Shareholders and (ii) each of Janet K. Cooper, Gary L. Ellis, Gregg W. Steinhafel, and Dr. Michael G. Vale continue to serve as a director for a term ending at Toro’s 2021 Annual Meeting of Shareholders. Each of Robert C. Buhrmaster and Christopher A. Twomey retired as directors at Toro’s 2019 Annual Meeting of Shareholders

Section 7—Regulation FD

Item 7.01Regulation FD Disclosure

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by Toro in connection with the announcement of the election of each of Jeffrey L. Harmening and Joyce A. Mullen to the Board at Toro’s 2019 Annual Meeting of Shareholders.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Toro under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 8—Other Events

Item 8.01Other Events

As previously announced (i) Toro entered into a definitive merger agreement (“Merger Agreement”) with The Charles Machine Works, Inc., a privately held Oklahoma corporation, on February 14, 2019, (ii) the U.S. Federal Trade Commission granted early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the transactions contemplated by the Merger Agreement, and (iii) the German Federal Cartel Office provided clearance with respect to the transactions contemplated by the Merger Agreement. The closing of the merger remains subject to the satisfaction or waiver of the remaining closing conditions set forth in the Merger Agreement, however, as a result of the receipt of all necessary regulatory approvals, Toro now expects the transaction to close prior to the end of its fiscal second quarter.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Term Loan Credit Agreement dated as of March 19, 2019, by and among The Toro Company, as Borrower, the lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Syndication Agents (filed herewith).

99.1	Press Release dated March 20, 2019 (furnished herewith).

Forward-Looking Statements

This Current Report on Form 8-K contains not only historical information, but also forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and that are subject to the safe harbor created by those sections. In addition, Toro or others on its behalf may make forward-looking statements, including statements relating to the pending merger of The Charles Machine Works, Inc. (the “Merger”), from time to time in oral presentations, including telephone conferences and/or web casts open to the public, in press releases or reports, on our web sites or otherwise. Statements that are not historical are forward-looking and reflect expectations and assumptions. Forward-looking statements are based on Toro’s current expectations of future events, and often can be identified in this report and elsewhere by using words such as "expect," "strive," "looking ahead," "outlook," "guidance," "forecast," "goal," "optimistic," "anticipate," "continue," "plan," "estimate," "project," "believe," "should," "could," "will," "would," "possible," "may," "likely," "intend," "can," "seek," "potential," "pro forma," or the negative thereof and similar expressions or future dates. The forward-looking statements in this report about the Merger include Toro’s expectations with regard to the use of the Term Loan Credit Agreement in connection with financing the Merger and the timing of the potential closing of the Merger. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. The following are some of the factors known to Toro that could cause Toro’s actual results to differ materially from what Toro has anticipated in its forward-looking statements: delays in completing the Merger and the risk that the Merger may not be completed at all; business disruption during the pendency of and following the Merger; failure to satisfy closing conditions necessary to obtain funding under the Term Loan Credit Agreement; and general adverse business, economic or competitive conditions. For more information regarding these and other uncertainties and factors that could cause Toro’s actual results to differ materially from what it has anticipated in its forward-looking statements or otherwise could materially adversely affect its business, financial condition or operating results, see Toro’s most recently filed Annual Report on Form 10-K, Part I, Item 1A, “Risk Factors” and Quarterly Report on Form 10-Q, Part II, Item IA, “Risk Factors”. All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements. Toro cautions readers not to place undue reliance on any forward-looking statement which speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described above, the risks described in Toro’s most recent Annual Report on Form 10-K, Part I, Item 1A, “Risk Factors” and Quarterly Report on Form 10-Q, Part II, Item 1A, “Risk Factors,” as well as others that Toro may consider immaterial or does not anticipate at this time. The foregoing risks and uncertainties are not exclusive and further information concerning Toro and its businesses, including factors that potentially could materially affect Toro’s financial results or condition, may emerge from time to time. Toro undertakes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. Toro advises you, however, to consult any further disclosures it makes on related subjects in its future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that Toro may file with or furnish to the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: March 20, 2019	By:	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel